SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  January  2, 1996
               __________________________________________


                            XCL LTD.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State or other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)                         (I.R.S. Employer
Identification Number)


                      110 Rue Jean Lafitte
                   Lafayette, Louisiana 70508
            (Address of Principal Executive Offices)


                          318-237-0325
      (Registrant's Telephone Number, Including Area Code)









Item 5.     Other Events.

     XCL Ltd. (the "Company") announced that it has completed the sale of its interest in the Mestena Grande Field in south Texas to Cody Energy, Inc. of Denver, Colorado on January 2, 1996, for a price of $4,150,000, net of closing adjustements. The sale was effective September 1, 1995.

      The proceeds from the divestiture of the field were applied to reduction of bank debt as follows: a principal payment of $2 million due January 2, 1996, a principal prepayment of $1.625 million due April 1, 1996, with the remainder applied to the balance of the Company's outstanding indebtedness.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     January 8, 1996
_________________________             /s/ David A. Melman
                                 By:_______________________________
          Date                              David A. Melman
                                        Executive Vice President